FOURTH AMENDMENT TO CREDIT AGREEMENT


THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of September 15, 1998, by and between AUTO-GRAPHICS, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 12, 1997, as amended from time to time
("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

	1. Section 1.1.(b)(i)(A) is hereby deleted in its entirety, and the following substituted therefor:

		"(i) any account which is more than ninety-three
		(93) days past due;"

	2.  Section 4.3.(e) is hereby renumbered as Section 4.3.(f).

	3.  The following is hereby added to the Credit Agreement as
	Section 4.3.(e):

		"(e) not later than 20 days after and as of the end of each month, Borrower will provide Bank a detailed report which evidences that at least 80% of Borrower's invoices for that period were billed on the last day of that month;"

	4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

	5. Borrower hereby remakes all representations and warranties Contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event, which with the giving of notice or the passage of time or both would constitute any such Event of Default.


	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

AUTO-GRAPHICS, INC				WELLS FARGO BANK,
							NATIONAL ASSOCIATION


By:  ss/  Robert S. Cope			By  ss/  Debbie Dillard-Bell
 Robert S. Cope					Debbie Dillard-Bell
 President						Vice President